Exhibit 99.1

April 25, 2005

RE: Wells REIT 27-Property Disposition “Response Kit”

Dear Financial Representative:

As promised, here is a “Response Kit” to help you proactively address questions you may receive from your clients concerning the Wells REIT’s recent 27-property disposition. The kit includes a comprehensive Q&A that should address most, if not all, of the questions you and your clients may have about the disposition. Within this booklet you also will find:

•	An illustration of the impact of the disposition on your clients’ Wells REIT shares.

•	A sample 1099-DIV showing how the special distribution will be represented for tax purposes on nonqualified accounts.

•	An illustration showing the impact of the disposition on your clients’ quarterly dividends.

•	A copy of the investor letter that will be mailed the week of April 25.

•	An up-to-date list of upcoming important dates.

•	Three sample Special Distribution Instruction forms for accounts with an active custodian (other than U.S. Bank), IRA accounts through U.S. Bank, and all other Wells REIT accounts.

Also included in this mailing are the following two pieces:

•	A list of your Wells REIT investors, along with the net sale proceeds that will be distributed to each investor (as long as investors do not redeem, sell, or transfer their shares before the record date of June 1, 2005).

•	A fact sheet that shows the impact of the disposition on the remaining Wells REIT portfolio that you can show to your clients.

In closing, I would just like to say that we appreciate the positive feedback we’ve heard from many of you about this historic disposition, and we hope that your clients will be just as enthusiastic about the sale and the special distribution they will be receiving. If you have any questions that have not been addressed in this “Response Kit,” or if you would like additional information about the disposition, please contact Wells Client Services at 800-557-4830.

Enthusiastically,

Steve Franklin, Ph.D.

Chief of Sales & New Business Development

Enclosures

FOR B/D AND RIA USE ONLY

Questions and Answers about the Wells REIT 27-Property Sale

When did the 27-property sale close?

The transaction closed on April 13, 2005.

Has the Wells REIT Board determined an amount per share for the special distribution and the record date?

The Wells REIT Board of Directors voted to distribute $1.62 per share as a special distribution to every Wells REIT shareholder of record as of June 1, 2005 (the record date). The $1.62 per share represents a payout all the net sale proceeds, which is defined as the total proceeds received from the sale less closing costs associated with the sale. Please note: Wells currently is not receiving any fees from the disposition.

When will the special distribution be paid?

The funds will be distributed within 10 days of the record date of June 1. The shareholders should receive proceeds from the special distribution by the end of June. Please note: The second quarterly dividend, which will be declared and paid in June, will be paid separately from the special distribution.

What paperwork should the shareholder complete for the special distribution?

A special distribution instruction form will be sent to all shareholders. The special distribution instruction form tells us how the shareholders would like to receive their distributions, in the event they do not wish to have the proceeds distributed according to the default instructions (listed below). If the shareholders would like to apply their proceeds in a different manner from the default instructions, we must have the form sent back to us by May 31. A postage-paid envelope also will be enclosed, or the shareholder may fax the instruction form to Wells Client Services at 770-243-8198. Samples of the three instruction forms are enclosed at the end of this packet of materials.

Please note: The dividend distribution instructions the shareholder has on file with us for their quarterly dividends will not apply for this special distribution.

In the event Wells does not receive special distribution instructions from a shareholder, Wells will default to distributing funds as follows:

•	Accounts with an active custodian other than U.S. Bank, N.A. (U.S. Bank) – Wells will send the distribution to the custodian of record.

•	If the shareholder has an IRA account through U.S. Bank and we have not received distribution instructions to the contrary, the distribution will be deposited into a U.S. Bank Money Market Insured Savings Account inside the shareholder’s U.S. Bank IRA. This account is currently paying a floating interest rate of 2%, which is competitive with many money market investments. These funds will remain in the savings account vehicle until we have received instructions from shareholders as to how to process their funds. This account was set up at no cost to the shareholder so that the initial payout of the special distribution would be considered a nontaxable event.

•	All other Wells REIT accounts – The payment will be sent to the address of record on the account.

For Broker/Dealer and RIA Use Only

How can I get customized special distribution instruction forms?

You can get customized forms, which include investors’ names and specific account information, from the Wells Financial Professionals Web site. If you have not already requested a personalized user name and password to access the Wells Financial Professionals Web site or if you have already registered and do not remember your user name and password, you may contact Wells Client Services at 800-557-4830 from 8:15 a.m. to 6:30 p.m., ET (5:30 on Friday), or e-mail us at clientservices@wellsref.com.

Can shareholders reinvest their special distribution back into the Wells REIT?

Since this is a special distribution and not a quarterly dividend, a shareholder may not reinvest these proceeds back into the Wells REIT. The Dividend Reinvestment Plan (DRP) was recently amended to clarify that any special distributions attributable to net sales proceeds are excluded from the DRP. The reason for this is that the DRP was intended to accommodate only ordinary dividends.

We do, however, have other offerings which are open that can accept proceeds from the special distribution. A subscription document and a special distribution instruction form will need to be completed to reinvest the proceeds into one of our current offerings and received in our office by May 31. In addition, if applicable, you will need to follow normal broker/dealer processing procedures. If the shareholder decides to invest the proceeds held in a U.S. Bank qualified account into one or more of our current offerings, a new IRA application will not be necessary since the IRA account has already been established with U.S. Bank. Please contact Wells Client Services at 800-557-4830 from 8:15 a.m. to 6:30 p.m., ET (5:30 on Friday), or e-mail us at clientservices@wellsref.com for more information.

How will the special distribution affect shareholders’ invested capital?

Net sale proceeds paid to investors will be considered a return of a portion of their original invested capital. For example, if a shareholder paid $10 per Wells REIT share, then after the Wells REIT pays out the per-share special distribution of $1.62, the shareholder’s remaining invested capital will be equal to $8.38 per share. Refer to the example titled “What will be the impact on your clients’ Wells REIT shares?” which will help you communicate verbally to your investors the impact of the disposition on their Wells REIT shares.

Why is Wells treating the special distribution as a “return of shareholder’s invested capital”?

As with any other securities transaction, it’s difficult to conclusively claim a gain on an investment until an investor has sold all of his or her shares and calculated the net profit on the whole investment. Because this has not occurred yet with the Wells REIT, the most prudent and conservative approach was to treat this special distribution as a partial return of investors’ original invested capital. As such, the shareholder’s remaining invested capital in the Wells REIT will be adjusted proportionately by the distribution amount.

For Broker/Dealer and RIA Use Only

Will the special distribution affect the number of shares owned by a shareholder?

No – it will not affect the number of shares owned by the shareholder.

Will this be a taxable event for shareholders with nonqualified accounts?

Yes. We have enclosed additional information (see the hypothetical 1099-DIV example of a $10,000 investment) on the tax treatment as a result of this transaction. Based on this transaction alone, we anticipate that the investor will have a tax liability of about 4% of the special distribution. Since this is a taxable event to the shareholders of the Wells REIT, and it is subject to change depending on future dispositions that may occur in 2005, you will want to use your judgment in determining how much of the proceeds your investor should set aside for taxes. Additionally, finding capital losses to offset the capital gain may be prudent advice for your investor.

How will the distribution be represented on tax forms and statements?

Nonqualified Accounts:

Please refer to the hypothetical Form 1099-DIV for a $10,000 investment.

Qualified Accounts:

If the proceeds are properly transferred into another qualified account, the distribution will not be taxable to the shareholder. However, if the proceeds are received by the shareholder and not transferred to another qualified account in a timely fashion, the transaction will be taxable, and the shareholder will receive a 1099-R. The tax treatment on the proceeds for qualified accounts will differ depending on a number of factors, including client age, satisfaction of RMD requirements, election of direct distribution, etc.

How will the transaction affect the shareholder’s future quarterly dividend rate and dividend amount?

The dividend rate, as a percent of the shareholder’s remaining Wells REIT investment, is anticipated to remain at 7% for the foreseeable future. This transaction will, however, result in a decrease in the dividend amount since the shareholder’s invested capital is being reduced by the special distribution. Refer to the example titled “Illustration of Estimated Dividend from Operations Post 27-Property Sales” to see the impact to the quarterly dividend amount.

Are there any fees that Wells is receiving as a result of the sale?

Wells REIT will realize a reduction in advisory fees of approximately $2.4 million per year on the remaining portfolio because its advisory fee is based on assets under management and the cost basis of the remaining assets under management has been reduced. Wells REIT will also defer the disposition fees to which Wells Management, as Advisor, is entitled to receive. Under our current advisory agreement, Wells Management may earn disposition fees of up to 3% of the gross sales price from this transaction. However, the Board determined that Wells Management may earn a subordinated disposition fee of 0.33% of the gross sales price (approximately $2.6 million) payable in the future only after the Wells REIT fully liquidates or is publicly listed. In addition, upon either of these events transpiring, Wells REIT must return investors’ original investment plus an 8% noncompounded annual yield in order for Wells Management to collect this fee.

For Broker/Dealer and RIA Use Only

Does this disposition mean the REIT will not be listed on a national exchange?

The Board is continuing to evaluate its options in anticipation of the Wells REIT listing or liquidating by 2008, in accordance with the Articles of Incorporation. This disposition does not negate the possibility of a future public listing of our shares.

Is this the first step in an orderly liquidation of properties?

No – this 27-property sale was initiated simply to create value for shareholders by taking advantage of favorable market conditions and opportunities to exercise good portfolio management and optimize the value of the portfolio.

How does this sale impact the remaining Wells REIT portfolio of buildings?

The entire Wells REIT portfolio enjoyed an overall average tenant credit rating of “A” prior to the disposition. The overall tenant credit rating of the properties sold was BBB-, thereby elevating the average tenant credit rating of the remaining Wells REIT portfolio to an A+.

Taking the disposition into account, we currently own interests in 81 properties either directly or through joint ventures. Our properties are approximately 97% leased with an average lease term remaining of approximately 6.8 years.

In summary, the Wells REIT still remains one of the largest public nontraded REITs in the industry delivering a consistent dividend yield and the potential for future capital appreciation to its investors.

Question about the Dividend Reinvestment Plan (DRP)

Is the DRP price going to reamin at $9.55 (95.5% of the $10 original investment) or will it change as a result of the special distribution?

The purchase price for DRP shares will change to $8.00 per share (approximately 95.5% of $8.38 – the remaining shareholder’s per-share invested capital).

Question about the Share Redemption Plan (SRP)

Does the share redemption price change as a result of the special distribution?

Yes. The revised share redemption price will equal the amount of the shareholder’s original investment less $1.62 per share (the special distribution amount).

Question about L.P. Funds’ special distribution

Will the L.P. investors for Funds XI, XII, and XIII be receiving a special distribution as well?

The General Partners have not made a decision yet about the net sale proceeds. Information to LP investors will be forthcoming when a decision is made.

For Broker/Dealer and RIA Use Only

This document may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers of this document should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this document. Factors that could cause or contribute to such differences include, but are not limited to, changes in general economic and business conditions, industry trends, changes in government rules and regulations (including changes in tax laws), and increases in interest rates. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. We do not make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. This is neither an offer nor a solicitation to purchase securities.

For Broker/Dealer and RIA Use Only

What will be the Impact on Your Clients’ Wells REIT Shares?

(For illustrative purposes only)

As a result of the sale of 27 properties in Wells Real Estate Investment Trust, Inc. (Wells REIT), the Wells REIT Board of Directors has declared a special distribution of sale proceeds to investors of $1.62 per share for shareholders of record as of June 1, 2005. The following graphic illustrates the potential impact of this special distribution of the sale proceeds on your clients’ remaining Wells REIT shares.

As you can see in the illustration below, your clients originally invested $10 per share in the Wells REIT. In this example, allocating the per-share cost basis over the entire portfolio, the sale of the 27 properties in the portfolio represents $1.40 of your clients’ original $10-per-share investment. At the same time, this sale is anticipated to produce an estimated $.22 increase over and above the $1.40.

Therefore, in this example, your clients would receive a special distribution of $1.62 for each Wells REIT share they own, which would be considered a return of invested capital. This means that, after the distribution takes place, your clients’ remaining invested capital in their Wells REIT shares on a per-share basis would then be approximately $8.38.

*	This represents the increase in the value of the properties sold over their original purchase price. Please note: The taxable amount on the real estate transaction will be different (see Illustration of Estimated Dividend from Operations).

The financial data reflected in this illustration represents estimated past performance based solely on the current property sale transaction. Past performance is no guarantee of future results. Real estate assets are subject to fluctuations in value, and the value of the properties in the remaining portfolio of the Wells REIT may increase or decrease in the future. Accordingly, future performance may be higher or lower than the historical performance data used in this illustration.

This illustration may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made herein. Factors that could cause or contribute to such differences include, but are not limited to, changes in general economic and business conditions, industry trends, changes in government rules and regulations (including changes in tax laws), and increases in interest rates. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of April 13, 2005. We do not make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. This is neither an offer nor a solicitation to purchase securities.

FOR B/D AND RIA USE ONLY

27-Property Sale: 1099-DIV Illustration

The following illustration reflects the possible tax repercussions for JUST the 27-property sale, and assumes a $10,000 original investment. We anticipate that your actual 2005 Form 1099-DIV will have an amount in box 1a and additional amounts in box 3, and should any other property sale transactions occur during calendar year 2005, the final 2005 Form 1099-DIV would change for all boxes.

CORRECTED (if checked)

PAYER’S name, street address, city, state, ZIP code, and telephone no.

1a Total ordinary dividends

$

OMB No 1545-0110

2005

Form 1099-DIV

Dividends and Distributions

1b Qualified dividends

$

2a Total capital gain distr.

373.02

2b Unrecap Sec. 1250 gain

77.75

Copy B

For Recipient

PAYER’S Federal identification number

RECIPIENT’S identification number

RECIPIENT’S Name

Street address (including apt. no.)

City, state, and ZIP code

2c section 1202 gain

$

Nondividend distributions

1,246.98

6 Foreign tax paid

$

8 Cash liquidation distributions

$

2d Collectibles (28%) gain

$

4 Federal income tax withheld

$

5 Investment expenses

$

7 Foreign country or U.S. possession

9 Noncash liquidation distributions

$

This is important tax information and is being furnished to the Internal Revenue Service. If you are required to file a return, a negligence penalty or other sanction may be imposed on you if this income is taxable and the IRS determines that it has not been reported.

Form 1099-DIV (keep for your records) Department of the Treasury Internal Revenue Service

Return of Invested Capital

EXPLANATION:

(1) Box 2a – Total Capital Gain

Of the $373.02, $295.28 will be taxed at a capital gains rate of 15%:

$373.02 (total capital gains) - $77.75 (uncaptured gain) = $295.28 x 15% Capital Gains Tax Rate = $44.29 in taxes

$44.29 reflects about 3% tax on the distributed amount

The amount in this box will be greater for 2005 than in past years, as this section represents the Wells REIT’s share of the taxable capital gains from the 27-property sale. Other transactions that may occur before year-end would change these amounts.

(2) Box 2b – Unrecaptured Section 1250 Gain

$77.75 x 25%* uncaptured 1250 Gain = $19.44 in taxes

$19.44 reflects about 1% tax on the distributed amount

This represents the portion of the taxable capital gain in Box 2a, which is from the depreciation of the properties sold. It is subject to the recapture provision that taxes capital gains attributable to Section 1250 depreciation to a maximum tax rate of 25%. The amount will be greater in 2005 compared to 2004.

*Note that this is the maximum tax rate that will apply; some individuals may experience a lower rate.

Potential Tax Liability: 3% + 1% = 4% of amount distributed to investor.

Continued on next page

FOR B/D AND RIA USE ONLY

27-Property Sale: 1099-DIV Illustration (Continued)

1099-R: The example on page 7 applies only to nonqualified accounts. The tax treatment for qualified accounts will differ depending on a number of factors, including client age, satisfaction of RMD requirements, election of direct distribution, etc. Please have your clients consult with their tax advisor to determine treatment.

The financial data reflected on this illustration represents estimated past performance based solely on the current property sale transaction. Past performance is no guarantee of future results. Real estate assets are subject to fluctuations in value, and the value of the properties in the remaining portfolio of the Wells REIT may increase or decrease in the future. Accordingly, future performance may be higher or lower than the historical performance data used in this illustration.

This illustration may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made herein. Factors that could cause or contribute to such differences include, but are not limited to, changes in general economic and business conditions, industry trends, changes in government rules and regulations (including changes in tax laws), and increases in interest rates. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of April 13, 2005. We do not make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. This is neither an offer nor a solicitation to purchase securities.

Illustration of Estimated Dividend from Operations

Post 27-Property Sale

This example assumes a hypothetical investment of $10,000 for 1,000 shares. Prior to the 27-property sale, the current dividend of $0.175 per share per quarter would yield a 7% annual dividend rate. After the sale, $1,620 of the shareholder’s invested capital is returned in the form of a special distribution, leaving the shareholder with an invested capital amount of $8,380 for their 1,000 shares. A dividend of $0.147 per share per quarter would yield a 7% annual dividend rate on the $8,380.

BEFORE the 27-Property Sale:

Original Invested Capital	$10,000.00	→	1,000 shares x $0.175 per share quarterly
			dividend = $175.00 per quarter
			$175.00 x 4 = $700.00 per year

AFTER the 27-Property Sale:

Original Invested Capital	$10,000.00
Special Distribution	- $1,620.00

Remaining Invested Capital	$8,380.00	→	1,000 shares x $0.147 per share quarterly
			dividend = $147.00 per quarter
			$147.00 x 4 = $588.00 per year

The foregoing example is only a hypothetical illustration intended to reflect the calculation of dividends on shareholders’ remaining invested capital, assuming that the REIT is able to maintain its current dividend rate of 7% on remaining invested capital. While we currently anticipate that dividends will remain at 7% on remaining invested capital for the foreseeable future, future events and circumstances are impossible to predict, and there can be no assurances that we will be able to maintain this level of dividends in the future. Future dividends may increase or decrease depending on then current facts and circumstances.

This illustration may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made herein. Factors that could cause or contribute to such differences include, but are not limited to, changes in general economic and business conditions, industry trends, changes in government rules and regulations (including changes in tax laws), and increases in interest rates. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of April 13, 2005. We do not make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. This is neither an offer nor a solicitation to purchase securities.

FOR B/D AND RIA USE ONLY

<<Date>>

Re: Completion of Wells Real Estate Investment Trust (Wells REIT) Property Sale

Dear <<Investor Name>>:

I am excited to share with you the news that the sale of 27 properties from the Wells REIT portfolio to Lexington Corporate Properties Trust closed on April 13, 2005. This is great news for the Wells REIT, as we have brought these properties completely through their life cycles, sold them at a profit, and will be distributing proceeds from the sale to you, our valued investors, as a return of a portion of your invested capital.

We can now give you more detailed information than before about the sale of these properties and the amount of your special distribution. It is important that you review this letter in its entirety. We will require your involvement in ensuring timely processing of your special distribution.

Distribution of net sale proceeds to investors

The Wells REIT Board of Directors has approved a special distribution of $1.62 per share for shareholders of record as of June 1, 2005, and we anticipate that this distribution will be made within 10 business days of this date. Based on our current calculations and assuming you have not redeemed, sold, or transferred any or all of your shares before the record date, the amount of your distribution will be <<$X>>.

This distribution will be treated as a return of a portion of your original invested capital (please see tax consequences noted below). As with other securities transactions, it’s difficult to conclusively claim a gain on an investment until an investor has sold all of his or her shares and calculated the net profit on the whole investment. Because this has not yet occurred with the Wells REIT, the most prudent and conservative approach is to treat this special distribution as a partial return of shareholders’ original invested capital. As such, the share price of your remaining investment in the Wells REIT will be adjusted proportionately by the amount of this distribution.

What you need to do and next steps

The dividend distribution instructions you have on file with us for your quarterly dividends will not apply for this special distribution. In addition, if you are currently a participant in our dividend reinvestment plan, you should be aware that you will not be able to reinvest this distribution back into shares of the Wells REIT.

<<If you would like Wells to send this distribution as a check to your address of record, you do not need to do anything.>>

<<Because your investment in the Wells REIT is held in an IRA through U.S. Bank, N.A. (“U.S. Bank”), you will need to give special consideration to the distribution instruction that you provide. Depending on which distribution option you choose, a taxable event may occur. Please consult with your financial representative and make your selection carefully.

If we do not receive instructions from you by May 31, 2005, your special distribution will remain in your IRA and will be deposited on the payment date into a U.S. Bank Money Market Insured Savings Account. Amounts in the savings account are insured by the FDIC to a maximum of $100,000 for all deposits held by you in the same legal capacity at U.S. Bank. The rate on such savings accounts varies based on market conditions and is competitive with many Money Market investments. Any funds transferred to the savings account will remain in the savings account until we have received instructions from you as to how to process your funds. If a special distribution remains in your IRA, the distribution is not currently taxable to you.>>

<<If you would like Wells to send this distribution to the custodian of your account, you do not need to do anything.>>

If you would like a distribution option other than this default provision, you must complete and return the enclosed Special Distribution Instruction Form no later than May 31, 2005. A postage-paid return envelope is enclosed for your use, or you may fax it to Wells Client Services at 770-243-8198.You may want to speak with your financial representative to discuss your options for the potential reinvestment of this distribution before submitting these instructions.

Tax consequences

Tax law requires that you will be taxed on your share of the taxable gain resulting from this real estate transaction. If you hold the Wells REIT inside an IRA, these tax consequences will not apply. Of the $1.62 per share being distributed to shareholders, we estimate that your potential tax liability will be approximately 4% of the distribution, which translates into approximately $0.06 per share. This calculation is based on our estimate that between 39 cents and 41 cents of the distribution will be subject to capital gain or unrecaptured gain tax treatment, which currently carries tax rates of 15% to 25%. However, until the end of 2005 and both the Wells REIT’s taxable income and total distributions made for the year are known, final taxable amounts will not be known. Please consult your financial representative or tax advisor for more information about your individual situation. For nonqualified accounts, the amount of your capital gain and unrecaptured taxable gain will be reported to you on a 2005 Form 1099-DIV.

Summary of objectives

We accomplished some important objectives with this 27-property sale.

•	Consistent dividend rate: The Wells REIT has maintained a consistent dividend yield of at least 7% since the first quarter of 1999. The dividend rate, as a percentage of your remaining Wells REIT investment (adjusted for the $1.62 per share return of invested capital), is anticipated to remain at 7% for the foreseeable future.

•	Professional stewardship and increase in Wells REIT credit rating: We take our responsibility of managing our investors’ money very seriously. As evidence of this commitment, the entire Wells REIT portfolio enjoyed an overall tenant average credit rating of “A” prior to the disposition. The overall tenant credit rating of the properties sold was BBB-, thereby elevating the average tenant credit rating of the remaining Wells REIT portfolio to an A+. We also reduced our exposure to less robust markets by approximately 50%. Credit ratings are important to you as an investor because higher tenant credit ratings generally mean that the revenue stream from the properties – which supports dividends – is more dependable.

•	Capital appreciation: This sale locks in real estate gains that exist today on this portion of the portfolio. No one can predict the future, and it’s possible that property values may not be as high in the future. Therefore, we felt that the time was right to capture what otherwise would only be a “paper” appreciation. The Wells REIT purchased the properties included in this disposition from 1999 to 2003, and we are pleased with the appreciation we captured in a relatively short period of time.

I want to personally thank you for your confidence as a Wells REIT investor. We are so pleased about the outcome of this sale and the fact that the Wells REIT was able to capitalize on favorable market conditions, realize a profit, and share that value with you. As we move forward, we will continue to manage the Wells REIT portfolio with an eye to the future and the goal of placing the Wells REIT on the strongest footing possible.

We have prepared the enclosed information with the hope that it provides answers to most of your questions about the sale. However, if you need more information or have concerns, please contact a Wells Client Services Specialist at 800-557-4830. For your convenience, representatives are available Monday through Thursday from 8:15 a.m. to 6:30 p.m. and Friday 8:15 a.m. to 5:30 p.m. (ET). You may also contact us via e-mail at clientservices@wellsref.com.

Sincerely,

Leo F. Wells III

President and Chairman of the Board

Wells Real Estate Investment Trust

Enclosure

This correspondence may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers of this correspondence should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this letter. Factors that could cause or contribute to such differences include, but are not limited to, changes in general economic and business conditions, industry trends, changes in government rules and regulations (including changes in tax laws) and increases in interest rates. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this correspondence. We do not make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. This is neither an offer nor a solicitation to purchase securities.

27-Property Sale: Important Dates to Remember

Milestone Dates Already Achieved

December 29, 2004	Announcement of negotiations for potential sale

February 28, 2005	Announcement of signed purchase and sale agreement with Lexington Corporate Properties

March 9, 2005	Wells REIT Board of Directors declares a 7% annualized dividend from operations for the first quarter of 2005

March 23, 2005	Distribution of first quarter 2005 dividends

March 31, 2005	Share Redemption Program resumed and redemption requests paid

April 13, 2005	27-property closing date

Form 8-K filed, press release distributed to media, e-mail blast to financial representatives

April 19, 2005	Wells REIT Board meeting on the special distribution and the record date

April 25, 2005	Form 8-K filed

Upcoming Dates/Events

Week of April 25, 2005	“Response Kit” mailing to all financial representatives with copy of correspondence to be sent to investors

Week of April 25, 2005	Correspondence to investors announcing the 27-property disposition and special distribution

June 1, 2005	Record date for the special distribution; Form 8-K will be filed for investor correspondence, e-mail blast and hard-copy mailing to financial representatives of all investor correspondence

Within 10 Days of Record Date	Net sale proceeds to be distributed to investors (should be received by all investors no later than the end of June)

June 2005	Second quarter Wells REIT dividend will be declared and paid out

This calendar of events may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made herein. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of April 13, 2005. We do not make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements.

FOR B/D AND RIA USE ONLY

Wells Real Estate Investment Trust, Inc. at a Glance

As of April 15, 2005

Wells REIT Assets Under Management Approx. $4.3B

Wells REIT 1Q 2005 Annualized Dividend Rate* 7.00%

WELLS REIT PORTFOLIO UPDATE

Inception Date

January 30, 1998

Total Properties 81

Total Square Feet 20.4M

States Represented 24

Major Markets Represented 30

Major Industries Represented 49

Average Lease Term Remaining 6.8 Years

Total % Leased 97%

Weighted-Average Credit Rating of Rated Tenants A+

Wells REIT Geographic Diversification

Wells REIT Tenant Industry Diversification

16.0% 14.0% 12.0% 10.0% 8.0% 6.0% 4.0% 2.0% 0.0%

10.8% 9.3% 7.1% 5.5% 5.4% 5.3% 4.7% 4.2% 4.0% 4.0% 3.7%

73 Services - Business Services

60 FIRE** - Depository Institutions

63 FIRE** - Insurance Carriers

81 Services - Legal Services

36 Manf. - Electronic & Other

96 Public - Administration of Economic Programs

48 Trans & Util - Communication

61 FIRE** - Nondepository Institutions

20 Manf. - Food and Kindred Products

93 Public - Finance, Taxation, & Monetary Policy

37 Manf. - Transportation Equipment

PARTIAL WELLS REIT TENANT LIST

Boeing

Cingular

Citicorp

Motorola

NASA

Nokia

Polo Ralph Lauren

U.S. Bancorp

GEOGRAPHIC BREAKDOWN

East

44.6%

Midwest

31.0%

South

11.5%

West

12.9%

PROPERTY TYPE BREAKDOWN

Office

98%

Industrial

2%

WELLS

*As declared by the Wells REIT Board of Directors on March 9, 2005. Annualized percentage rate of return is based on a $10-per-share investment.

**Finance/Insurance/Real Estate

6200 The Corners Parkway

Norcross, GA 30092

800-448-1010

www.wellsref.com

This material is for WELLS REIT INVESTORS ONLY.